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                                                                    EXHIBIT 23.5




INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of CoreComm Limited on Form S-1 of our report dated March 9, 1998 relating to the consolidated financial statements of USN Communications, Inc. and subsidiaries for the year ended December 31, 1997 appearing elsewhere in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.


DELOITTE & TOUCHE LLP
Chicago, Illinois
October 12, 2000